Exhibit 32.1

                                  CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Travis Boats & Motors, Inc. ("Travis Boats"), that, to his knowledge, the Quarterly Report of Travis Boats on Form 10-Q for the period ended March 21, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Travis Boats. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Travis Boats and will be retained by Travis Boats and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 20, 2004




                          By:   /s/  Mark T. Walton
                                ------------------------------------------------
                                Mark T. Walton
                                President


Date: August 18, 2004     By:   /s/ Michael B. Perrine
                                ------------------------------------------------
                                Michael B. Perrine
                                Chief Financial Officer, Secretary and Treasurer